SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment no. 1)


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[ ]  Soliciting Material Pursuant to
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

                                                                   June 15, 1998
[GRAPHIC OMITTED]  CALIFORNIA MICRO DEVICES CORPORATION


Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders on Friday, August 7, 1998 at 8:30 a.m., at the Holiday Inn San Jose North, 777 Bellew Drive, Milpitas, California.

The Board of Directors recommends that all shareholders vote for the election of the nominated directors, and for the other proposals presented in this Proxy Statement.

Proposals 3, 4, and 5 are for amendments to the Company's stock purchase and stock option plans to increase the amounts of shares available under these plans. California Micro Devices operates in a hotly competitive high tech job market where unemployment is extremely low and where turnover can be very high. In this job market, stock options are a key factor in both recruiting and retaining valued employees, not only in upper management levels but also middle and first level managers as well as key individual contributors. Please note that in fiscal 1998 only 30% of the options granted went to executive officers and directors under all plans. Your support of these proposals is very important to the future success of your Company.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. This will assure that your stock will be voted in accordance with the instructions you have given in your proxy card in the event you are unable to attend. You may, of course, attend the Annual Meeting and vote in person even if you have previously sent in your proxy card. It is very important that every shareholder vote. PLEASE send in your proxy card.

                                               Very truly yours,

                                               /s/ Wade Meyercord
                                               ------------------
                                               WADE MEYERCORD
                                               Chairman of the Board

                      CALIFORNIA MICRO DEVICES CORPORATION
                      215 Topaz Street, Milpitas, CA 95035
                              Phone: (408) 263-3214

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         The  Annual  Meeting  of  Shareholders  of  California   Micro  Devices
Corporation (the "Company") will be held on Friday, August 7, 1998, at 8:30 a.m., at the Holiday Inn San Jose North, 777 Bellew Drive, Milpitas, California.

The items of business are:

1. Election of seven directors of the Company, to serve until the next annual meeting of shareholders.

2. Ratification of the Appointment of Auditors.

3. Amendment of the 1995 Employee Stock Purchase Plan to increase from 300,000 to 460,000 the number of shares reserved for issuance thereunder.

4. Amendment of the 1995 Stock Option Plan amended as of July 26, 1996, to increase from 2,370,000 to 2,645,000 the number of shares reserved for issuance thereunder.

5. Amendment of the 1995 Non-Employee Directors' Stock Option Plan amended as of July 26, 1996, to increase from 220,000 to 280,000 the number of shares reserved for issuance thereunder.

6. Such other matters as may properly come before the meeting.

         These items are more fully described in the following pages, which are hereby made a part of this Notice.

         Only shareholders of record at the close of business on June 15, 1998 will be entitled to vote at the meeting.

         All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                                                         Sincerely,

                                                         /s/ Scott Hover-Smoot
                                                         ---------------------
                                                         SCOTT HOVER-SMOOT
                                                         Secretary
Milpitas, California
June 15, 1998

                      CALIFORNIA MICRO DEVICES CORPORATION
                                 PROXY STATEMENT

                             I. GENERAL INFORMATION

         This Proxy Statement, the accompanying proxy card (the "Proxy Card") and California Micro Devices Corporation Annual Report on Form 10-K for the period ended March 31, 1998 (the "Annual Report"), are being distributed to shareholders commencing on or about June 17, 1998. Whether or not you expect to attend the Company's 1998 Annual Meeting of Shareholders (the "Annual Meeting") in person, the Board of Directors requests that you complete and return your Proxy Card for use at the Annual Meeting and any adjournments thereof.

         Proxy Statement. This Proxy Statement consists of Sections I through VII, and contains five proposals. These Sections are intended to be read and understood together as one document. PLEASE CAREFULLY READ EACH SECTION.

         Who Can Attend the Annual Meeting. Only shareholders of record of common stock issued by California Micro Devices Corporation ("California Micro Devices" or the "Company") at the close of business on June 15, 1998, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

         Quorum at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 9,984,951 shares of voting Common Stock. The holders of a majority of the outstanding voting shares of Common Stock, present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. The specific vote requirements for the matters being submitted to a vote by shareholders at the Annual Meeting are provided under "Approval of Proxy Statement Items," and the relevant proposals.

         Submission of Proxy Card. You are urged to sign and date the Proxy Card and return it in the prepaid reply envelop provided for such purpose. THIS WILL IN NO WAY AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. A shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice of such revocation to the Secretary of the Company, by attending the meeting and voting in person, or by returning a later dated proxy.

         The number of shares designated on the Proxy Card represents the total number of shares held in your name on the Record Date. If you receive more than one proxy card in separate mailings it is an indication that your shares are registered differently in more than one account. ALL Proxy Cards received by you should be signed and mailed by you to ensure that all your shares are voted.

         Voting By Proxy Card. When you vote by Proxy Card, the following procedure will apply:

         If you intend to vote by Proxy Card please cast your vote FOR or AGAINST any proposal by marking the appropriate box. Sign your Proxy Card where indicated, and return it in the enclosed prepaid envelope. When your Proxy Card is returned properly marked and signed, the shares represented thereby will be voted in accordance with your directions.

         Signed proxies received by California Micro Devices on which no contrary instruction has been given will be voted FOR EACH OF THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2 THROUGH 5. IF YOU DO NOT VOTE FOR OR AGAINST A
PROPOSAL, AND YOU RETURN YOUR SIGNED PROXY CARD, YOU WILL HAVE VOTED FOR PROPOSALS 2 THROUGH 5 AND FOR THE NOMINEES RECOMMENDED. If you wish to vote in accordance with the Board of Directors' recommendations, simply sign, date and return your proxy card in the envelope provided.

         As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting other than the five proposals mentioned above.

         Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians (the "Named Holders") holding shares in their names which are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by one or more of telephone, telegram, facsimile, or personal solicitation by directors, officers, or employees of the Company or by the proxy solicitors retained by the Company, Corporate Investor Communications, Inc. ("CIC"). No additional compensation will be paid to any Company employee, officer, or director for such services. The cost of the proxy solicitation services provided by CIC, exclusive of out-of-pocket costs, is not expected to exceed $12,000.

         Conduct of the Annual Meeting. The Annual Meeting will be conducted in accordance with those procedures established by the Chairman of the Board of Directors.

         The Annual Meeting will proceed in the same order as the Proposals set out below.

         Procedure for Director Nominations by Shareholders. The By-Laws of the Company requires advance notification of the intent of any shareholder to nominate a person for the position of Director of the Company. The Nominating Committee will consider nominees proposed by the shareholders. The By-Laws require that the Company's Secretary must receive written notice of the intent of any shareholder to nominate a person as a director of the Company not less than thirty days before the date of the Annual Meeting. Pursuant to these By-Laws, notice of the intent to nominate must be sent in writing to: California Micro Devices Corporation, Attn.: Scott Hover-Smoot, Secretary, 215 Topaz Street, Milpitas, California 95035. Such notice must be received by 8:30 AM Pacific Daylight Savings Time, July 8, 1998, and must be accompanied by a statement from the nominee indicating his or her willingness to serve if elected and disclosing his or her principal occupations or employment during the past five years. Any nomination made of a person whose nominee has not complied with this advance notification requirement will be disallowed, and no nomination of such person shall be placed before the shareholders.

         Approval of Proxy Statement Items. Only holders of shares of the Company's Common Stock of record as at the close of business on June 15, 1998, (the "Record Date") are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be voted upon. Votes cast at the Annual Meeting will be counted by an inspector of election, appointed by the Company. The presence, in person or by proxy duly authorized, of the holders of a majority of the voting shares will constitute a quorum for the transaction of business at the Annual Meeting and any continuation or adjournment thereof. Broker non-votes (i.e. shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the Annual Meeting.

         Any shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that withholding the authority to vote for an individual results in another individual receiving a larger portion of votes.

         Proposals submitted to the shareholders in the enclosed proxy must be approved by the vote of the holders of a majority of the votes of the shares of the Company represented in person or by proxy and entitled to vote at the Annual Meeting. In determining whether such proposals have been approved, abstentions and broker non-votes are not counted as votes for or against the proposal.

                  ELECTION OF SEVEN DIRECTORS (PROPOSAL NO. 1)

               Your Board Recommends a Vote "FOR" the Election of
       Dr. Angel Jordan, Jeffrey Kalb, J. Daniel McCranie, Wade Meyercord,
          Stuart Schube, Dr. John Sprague and Donald Waite as Directors

         Seven directors are to be elected to serve until the next annual meeting of shareholders and until the election and qualification of their successors. The Company's By-Laws provides for not less than five nor more than nine Directors.

         Unless otherwise instructed, proxy holders will vote the proxies received by them for the seven nominees named below.

         Six of the seven nominees are current directors of the Company: Dr. Angel G Jordan, Jeffrey C. Kalb, Wade Meyercord, Stuart Schube, Dr. John L. Sprague, and Donald L. Waite. The seventh nominee, J. Daniel McCranie, is a new nominee to the board.

         Brief biographies of the nominees are set out below. Additional information regarding their stock ownership and compensation can be found below under Sections III and IV.

         The  following  table  sets  forth  the  names,   ages,  and  principal
occupations  for the periods  indicated and other  directorships  of each of the current nominees at the 1998 Annual Meeting.

                                               Principal Occupation for the past Five Years                      Director
        Name          Age                                and Other Directorships                                   Since
----------------- ---------- --------------------------------------------------------------------------------- ------------

Angel G. Jordan        67    Keithley University Professor of Electrical & Computer Engineering at                1986
                             Carnegie-Mellon University since 1997; Professor of Electrical & Computers from
                             1966 to 1997; Provost from 1983 to 1991; Dean of Engineering from 1979 to
                             1983.  Director of Magnascreen Corporation, Mirror Systems, and SOCINTEC.

Jeffrey C. Kalb        55    President and Chief Executive Officer of the Company since December 1994.            1995
                             President and Chief Operating Officer of MasPar Computer Corporation (computer systems manufacturer) from 1988 to 1993.  Vice President of Digital Equipment
                             Corporation (computer systems manufacturer) from 1983 to 1987.

J. Daniel McCranie     54    Executive Vice President of Marketing and Sales, Cypress Semiconductor                New
                             Corporation (manufacturer and supplier of integrated circuits) since 1993.          Nominee
                             Previously Chairman and Chief Executive Officer of SEEQ Technology Incorporated
                             (semiconductor manufacturer) from 1989 to 1993.  He joined SEEQ in 1986 as Vice
                             President of Sales and Marketing.

Wade Meyercord         57    Chairman of the Board since October 1994.  Senior Vice President of Diamond          1992
                             Multimedia Systems, Inc. (multimedia and connectivity company) since December
                             1997.  President, Meyercord & Associates, Inc. since 1987 (consulting firm).
                             Chief Executive Officer of Read-Rite Corp. (electronic data storage company)
                             from 1984 to 1987.  Director ADFlex Solutions (flexible circuits) since 1996
                             (audit committee).

                                       5





Stuart Schube          58    President, Acorn Ventures, Inc. (venture capital management company), and            1986
                             General Partner, the Genesis Fund, Ltd. (venture capital management company)
                             since 1986.


John L. Sprague        68    President, John L. Sprague Associates since 1987 (consulting firm).  President       1996
                             and Chief Executive Officer, Sprague Electric Company (electronics company),
                             1981 to 1987.  Various other executive management positions at Sprague Electric
                             Company from 1959 to 1981.  Director Allmerica Financial Corporation (insurance company) since 1972 (audit committee); Director Aerovox Corporation (capacitor company) since 1989 (audit and nominating committees); Director Sipex
                             Corporation, (semiconductor corporation) since 1972 (audit and compensation committees).

Donald L. Waite        65    Executive Vice President and Chief Administrative Officer, Seagate Technology,       1997
                             Inc., (manufacturer of disc drives, tape drives and storage management software) since 1995.  Joined Seagate in 1983 as Vice President of Finance and
                             Chief Financial Officer; promoted to Senior Vice President, Finance in 1984.
                             Director, CVC Holdings, Inc. (deposition equipment company) since 1995.

There are no family relationships among any of the directors and officers.

    RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.
                                (PROPOSAL NO. 2)

             Your Board Recommends a Vote "FOR" the Ratification of Ernst & Young LLP as the Company's Independent Auditors

         The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1999, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         During the Company's three most recent fiscal years and for the subsequent interim periods, there were no disagreements or reportable events pursuant to Item 304(a) (1) (iv) or (v) of Regulation S-K.

         Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-Laws or otherwise. The Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change could be in the best interests of the Company and its shareholders.

               AMENDMENT OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN
                                (PROPOSAL NO. 3)

              Your Board Recommends a Vote "FOR" the Amendment of
                     The 1995 Employee Stock Purchase Plan

        This amendment is to increase from 300,000 to 460,000 the number of shares reserved for issuance under the previously approved 1995 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan was adopted by the Board of Directors on February 10, 1995 and ratified by the shareholders of the Company at the 1995 Annual Meeting. Your Board recommends amending the Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 160,000, to 460,000, to allow for the employees to continue to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company on favorable terms through payroll deductions. As of March 31, 1998, 294,436 shares have been issued under the Purchase Plan.

        At the Annual Meeting, the Shareholders are being requested to ratify the amendment of the Purchase Plan. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, or represented and entitled to vote at the Annual Meeting, will be required to ratify the adoption. The Board of Directors believes that this Purchase Plan is necessary to enable the Company to provide meaningful equity incentives to attract, motivate and retain employees and recommends that the Shareholders vote for ratification of this adoption. California Micro Devices operates in an extremely competitive high tech job market where unemployment is extremely low and where turnover can be very high. In this job market, stock purchase plans are offered by the majority of the high technology firms with whom the Company competes for talent. Proxies solicited by the Board will be voted for this proposal unless shareholders specify otherwise in those proxies.

        A summary of the principal provisions of the Purchase Plan is set forth below.

        Purpose. The purpose of the Purchase Plan is to attract and retain the best available personnel, to provide additional incentives to the employees of the Company and its subsidiaries, to promote the success of the Company's business and to enable the employees to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company on favorable terms through payroll deductions.

        Administration. The Purchase Plan is administered by a committee of the Board of Directors formed pursuant to the Purchase Plan (the "Committee"). Members of the Committee are ineligible to participate under the Purchase Plan. All questions of interpretation of the Purchase Plan are determined in the sole discretion of the Committee, and its determinations are final and binding upon all participants.

        Eligibility. Any person who is employed by the Company (or any of its majority-owned subsidiaries) at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, provided that the employee is employed on the first day of an offering period and subject to certain limitations imposed by section 423(b) of the Code. Based upon the number of employees as of March 31, 1998, approximately 240 employees are eligible to participate in the Purchase Plan.

        Offering Dates. The Purchase Plan is implemented by establishing option periods. Option periods may be any period up to 27 months. However, the Company's policy has been to establish option periods of three months and the Company's intention is to continue this policy. The Board of Directors may alter the duration of the option periods without shareholder approval. The Company has commenced offerings pursuant to the Purchase Plan.

        Purchase Price. The purchase price per share at which shares are sold under the Purchase Plan is 85% of the lower of the fair market value of the Common Stock (a) on the date an option is granted or (b) on the date of purchase. The determination of the fair market value of the Common Stock on a grant date is based upon the closing price listed on the Nasdaq National Market System as of such date or the immediately preceding trading day, if the applicable valuation date is not a trading day.

        Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 15% of a participant's eligible compensation. Eligible compensation is interpreted to mean total compensation, including bonuses and commissions, but excluding special payments (such as moving expenses) and income with respect to stock options or other stock purchases. Payroll deductions generally commence on the first payday following the offering date, and continue at the same rate until the last payday of the offering period unless sooner terminated as provided in the Purchase Plan.

        Purchase of Stock; Exercise of Option. The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant's total payroll deductions which are accumulated during the offering period (not to exceed an amount equal to 15% of the participant's actual eligible compensation during the offering period) by the lower of 85% of the fair market value of the Common Stock at the beginning or end of the offering period, and subject to the further limitation that the number of shares subject to any option granted to an employee shall not exceed the maximum number of shares set by the Compensation Committee of the Board of Directors prior to the beginning of the offering period.

        In no event shall an employee be entitled to accrue rights to purchase shares under the Purchase Plan at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for any calendar year in which such option is outstanding at any time, and the maximum shares subject to any option in any one calendar year shall in no event exceed 10,000.

        Withdrawal. A participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable option period. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant's participation in that offering. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering. In the event of withdrawal, payroll deductions will be returned to a participant, without interest.

        Capital Changes. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directors in the shares subject to purchase under the Purchase Plan and in the purchase price per share.

        Non-Assignability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

        Amendment and Termination of the Plan. The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the plan, materially modify the eligibility requirements or materially increase the benefits that may accrue under the plan.

        Federal  Tax   Information.   The  Purchase   Plan,  and  the  right  of
participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code (the "Code"). Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will be subject to tax and the amount of the tax will depend upon the holding period. If the shares are disposed of by the participant at least two years after the date of option grant (the beginning of the Offering Period) and at least one year after the date of option exercise (the date on which the shares were purchased by the participant), the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the option price, or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the grant date) will be treated as ordinary income, and any further gain will be long-term capital gain. If the participant disposes of the shares before two years after the date of option grant or one year after the date of option exercise (a disqualifying disposition), the participant will be taxed in the same manner as holders of nonstatutory options. (See discussion under the 1995 Stock Option Plan.) The Company is not entitled to a deduction for amounts taxed as ordinary income to a participant except to the extent of ordinary income reported by participants upon a disqualifying disposition of shares.

        The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to shares purchased under the Purchase Plan and does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                AMENDMENT OF THE 1995 EMPLOYEE STOCK OPTION PLAN
                                (PROPOSAL NO. 4)

               Your Board Recommends a Vote "FOR" the Amendment of
                       The 1995 Employee Stock Option Plan

         This amendment is to increase, from 2,370,000 to 2,645,000, the number of shares reserved for issuance under the previously approved 1995 Employee Stock Option Plan. The Company's 1995 Stock Option Plan (the "1995 Plan") was adopted by the Board on February 10, 1995 and ratified by the shareholders of the Company at the 1995 Annual Meeting. Following shareholder approval on July 18, 1997, a total of 2,370,000 shares of Common Stock were approved for issuance under the 1995 Plan. Your Board recommends amending the Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 275,000, to 2,645,000, to allow for the hiring of additional key employees and to retain presently employed key employees. Of the 1995 Plan's 2,370,000 authorized shares of Common Stock, 2,165,163 shares and options for shares were issued and outstanding as of March 31, 1998.

         The affirmative vote of the holders of the majority of the Company's shares present or represented by proxy and entitled to vote at the meeting will be required to amend the 1995 Plan. The Board believes that this plan is necessary to enable the Company to provide meaningful equity incentives to attract, motivate, and retain officers and key employees and recommends that the shareholders vote for ratification of this plan. California Micro Devices operates in an extremely competitive high tech job market where unemployment is extremely low and where turnover can be very high. In this job market, stock options are a key factor in both recruiting and retaining valued employees, not only in upper management levels but also middle and first level managers as well as key individual contributors. Please note that in fiscal 1998 only 30% of the total options granted under all plans went to executive officers and directors. Your support of these proposals is very important to the future success of your Company. Proxies solicited by the Board will be voted for this proposal unless shareholders specify otherwise on those proxies.

         A summary of the principal provisions of the 1995 Plan is set forth below.

         Purposes. The purpose of the Company's stock option plans is to attract and retain talented key employees and to align their personal financial interests with those of the Company's shareholders. Generally, options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over a four-year period. This approach is designed to focus key employees on sustainable growth of the Company and the creation of shareholder value over the long term. Stock options are a major component of the compensation package of executive management.

         Administration. The 1995 Plan is administered by a committee of directors (the "Committee"). The Committee and the Board have the authority to determine the persons to whom options are granted, the number of shares covered by each option, the type of option, the times at which an option may be exercised, the exercise price, the method of payment, and certain other terms. The interpretations and construction of any provision of the 1995 Plan is within the sole discretion of the Committee, whose determination is final and binding. Eligible employees are generally granted options upon commencement of employment and are reconsidered for additional options periodically thereafter. In awarding stock options the Committee and the Board consider individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted.

         Eligibility. Options may be granted to any person, including officers and consultants employed by the Company or any of its subsidiaries or its successors, but not to any person who, at the time of the grant, is a nonemployee director of the Company. The Committee and the Board selects the optionees and determines the number of shares to be subject to each option granted under the 1995 Plan.

         Terms of Options. Options granted under the 1995 Plan may be either Incentive Stock Options ("ISOs") as defined in Section 422 of the Code, or nonstatutory stock options and become exercisable in accordance with terms established at the time of grant. Subject to the provisions of the 1995 Plan, all options granted are exercisable on such terms and conditions as the Committee or the Board determines. Each option is evidenced by a stock option agreement between the Company and the optionee setting forth the terms and conditions of the option. The term of an option granted under the 1995 Plan may not exceed ten years. The maximum term of ISOs granted to holders of more than 10% of the outstanding stock of the Company is five years. Each option becomes exercisable in installments as approved by the Committee, and may be exercised on a cumulative basis at any time before expiration. The Company's current standard form of stock option agreement provides for the vesting of the shares subject to the option over a four-year basis with one-quarter vesting one year following the date of grant and the remainder vesting on a quarterly basis over the succeeding three-year period. The Company has however, from time to time, granted options with vesting schedules that are different from the standard vesting described above.

         The exercise price for ISOs may not be less than 100% of the fair market value of a share of the Company's common stock on the date of grant; the exercise price for nonqualified options may be as low as 85% of fair market value on that date; however, the Company has not issued options lower than 100% of the fair market value. If the Optionee, at the time an ISO is granted, owns stock possessing more than 10% of the total voting power of all classes of stock, the exercise price may not be less than 110% of the fair market value on the date of grant. The 1995 Plan permits the payment of the exercise price in cash or other property acceptable to the Committee (including shares of the Company's stock).

         The 1995 Plan provides that options are nonassignable and nontransferable, other than by will or the laws of descent and distribution, and may be exercised only by the employee while he or she is employed by the Company. Unless otherwise determined by the Committee, options may be exercised only within three months after termination of employment, or within 12 months following termination of employment due to a permanent and total disability, or by the employee's estate within 12 months after his or her death, provided that such options were exercisable on the date of death or termination of employment

         Capital Changes. The 1995 Plan provides for appropriate adjustments of the number of shares subject to outstanding options, the exercise price thereof, and the number of shares available for future grants, in the event the Company's Common Stock is changed by reason of a subdivision or consolidation of shares, stock split, or other similar corporate transaction. If the Company merges with or into another corporation, and is not the surviving corporation, and each outstanding option under the 1995 Plan is not assumed by the continuing or surviving corporation, then the vesting of all unvested options shall be accelerated and all options will become immediately exercisable.

         Amendment and Termination of the 1995 Plan. The 1995 Plan terminates on February 10, 2015, or the date when all shares subject to or which may become subject to the 1995 Plan have been purchased under options granted under the 1995 Plan, whichever is earlier, and no further exercise of options may be made after that date. However, all options granted under the 1995 Plan will remain in effect until such options have been satisfied by the issuance of shares or terminated in accordance with the 1995 Plan.

         The Board may from time to time suspend, terminate, or amend the 1995 Plan in any respect; provided, however, that the Board may not, without the consent of the optionee, amend any outstanding option, or without the approval of the shareholders, materially increase the benefits accruing to participants under 1995 Plan or materially modify the requirement as to eligibility for participation in the 1995 Plan.

         Federal Income Tax Information. If an option granted under the 1995 Plan is an ISO, the optionee will recognize no income upon grant of the option and incur no tax liability due to the exercise of the option unless the optionee is subject to alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, a gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. Under current law, the maximum long-term capital gain tax rate for individuals is 28% while the maximum ordinary income tax rate for individuals is 40%.

         All options that do not qualify as ISOs are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code within 30 days after the date of exercise. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment of cash or out of the current earnings paid to the optionee. Upon sale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than the statutory holding period. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1995 Plan, and does not purport to be complete. The foregoing does not discuss the income tax laws of any municipality, state, or foreign country in which an optionee may reside.

         AMENDMENT OF THE 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                (PROPOSAL NO. 5)

               Your Board Recommends a Vote "FOR" the Amendment of The 1995 Non-Employee Directors' Stock Option Plan

        This amendment is to increase, from 220,000 to 280,000, the number of shares reserved for issuance under the previously approved 1995 Non-Employee Directors' Stock Option Plan. The 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors on February 10, 1995 and ratified by the shareholders of the Company at the 1995 Annual Meeting. The Directors' Plan is designed to provide non-employee directors with an equity incentive through their proprietary interest in the Company and to encourage them to continue to serve as directors of the Company. Upon the adoption of this plan by the Board on February 10, 1995, each non-employee director received a grant of 10,000 shares. Pursuant to shareholder approved amendment in 1997, a total of may be issued under the Directors' plan total 280,000. Of the Plan's 220,000 authorized shares of Common Stock, 214,875 shares and options for shares were issued and outstanding as if March 31, 1998.

        The affirmative vote of the holders of the majority of the Company's shares present or represented by proxy and entitled to vote at the meeting will be required to ratify this plan. The Board believes that approval of this amendment to the Directors' Plan is necessary to enable the Company to provide meaningful equity incentives to attract, motivate and retain non-employee directors and recommends that the shareholders vote for approval of the Directors' Plan. Proxies solicited by the Board will be voted for this proposal unless shareholders specify otherwise in those proxies.

        A summary of the principal provisions of the Directors' Plan are set forth below.

        Purpose. The purpose of the Directors' Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased Common Stock ownership by the members of the Board who are not employees of the Company or any of its subsidiaries and align directors interest with those of the shareholders.

        Administration. The Directors' Plan is designed to work automatically. A director joining the Board for the first time receives an option for 15,000 shares. Each director reelected at an Annual Meeting is entitled to receive a grant of 10,000 shares as of the date of the Annual Meeting. Where administration is necessary, it will be provided by the Board of Directors, or the Board may delegate the administration of the Plan to a committee of the Board. The Board has not yet delegated the administration of this Plan. The interpretation and construction of any provision of the Directors' Plan by the plan's administrator is final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the Directors' Plan.

        Eligibility. The Directors' Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company.

        Terms of Options. Each option is evidenced by a stock option agreement between the Company and the optionee setting forth the terms and conditions of the option. The term of an option granted under the plan may not exceed ten years. The option vests as to one-fourth of the shares at the end of the fourth full calendar quarter following the date the option was granted, and as to one-sixteenth of the shares at the end of each of the full calendar quarters thereafter.

        The exercise price for nonstatutory options granted under the Directors' Plan shall be the fair market value of a share of the Company's Common Stock on the date of grant. The Directors' Plan permits the payment of the exercise price in cash, in exchange for other shares of the Company's stock, by promissory note or other property acceptable to the Committee.

        The Directors' Plan provides that options are nonassignable and nontransferable, except pursuant to a qualified domestic relations order or by will or the laws of descent and distribution, and may be exercised only by the optionee.

If the optionee ceases to be a Director for any reason other than his or her death or disability, the optionee shall have the right to exercise any option held at any time within six months after the date he or she ceases to be a Director as to all or part of the shares that the optionee was entitled to exercise at the date of such termination. In the event of the death of an optionee, the option may be exercised at any time within five years after death, but only to the extent that the option would have been exercisable at the time of death. If an optionee is unable to continue his or her service as a director of the Company as a result of his or her total and permanent disability, the option may be exercised at any time within one year after the date of his or her termination, but only to the extent he or she was entitled to exercise it at the date of such termination.

        Capital Changes. The Directors' Plan provides for appropriate adjustments of the number of shares subject to outstanding options, the exercise price thereof, and the number of shares available for future grants, in the event the Company's shares are changed by reason of a subdivision or consolidation of shares, stock split, or other similar corporate transaction.

        Amendment and Termination of the Directors' Plan. The Directors' Plan terminates on February 10, 2015, or the date when all shares subject to, or which may become subject to, the Directors' Plan have been purchased under options granted under the Directors' Plan, whichever is earlier and no further exercise of options may be made after that date. However, all options granted under the Directors' Plan will remain in effect until such options have been satisfied by the issuance of shares or terminated in accordance with the Directors' Plan.

        The Board may amend, alter, suspend or discontinue the Directors' Plan at any time, but such amendment, alteration, suspension or discontinuation shall not adversely affect any stock options then outstanding under the Directors' Plan, without the optionee's consent. Shareholder approval is required for any amendment to the Directors' Plan which would increase the number of shares reserved under the Plan, materially modify the eligibility requirements or materially increase the benefits which may accrue under the plan. Except as otherwise may be required under applicable tax, securities or corporate law, other amendments may be adopted solely with the approval of the Board.

        Federal Income Tax Information. Options granted under the Directors' Plan are nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. Upon sale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than the statutory holding period. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

        The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors' Plan and does not purport to be complete. Further, this summary does not discuss the income tax effect of any municipality, state or foreign country in which an optionee may reside.

                     III. SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

               Directors and Executive Officers of the Registrant

         The following table sets forth certain information concerning the Company's current directors and executive officers:

              Name                     Age                               Position
    -------------------------      ------------      -------------------------------------------------
    Jeffrey C. Kalb(3)                 55            President, Chief Executive Officer, Director
    John E. Trewin                     51            Vice President and Chief Financial Officer
    Nick Bacile                        50            Vice President of Marketing
    Robert Filiault                    55            Vice` President of Sales
    John Jorgensen                     50            Vice President of Engineering
    Scott Hover-Smoot                  43            General Counsel and Corporate Secretary
    Arieh Schifrin                     59            Vice President, Operations
    Angel G. Jordan(1)                 67            Director
    Wade Meyercord(3)                  57            Chairman of the Board
    Stuart Schube(2)(3)                58            Director
    John Sprague(1)(2)                 68            Director
    Donald L. Waite(1)(2)              65            Director

-------
(1) Member of Compensation Committee
(2) Member of Audit Committee
(3) Member of Nominating Committee

         Jeffrey C. Kalb has been President and Chief Executive Officer of the Company since December 1994. He has been a director of the Company since September 1995. He was President and Chief Operating Officer of MasPar Computer Corporation, a computer systems manufacturer, from 1988 to 1993. He was Vice President with Digital Equipment Corporation, a computer systems manufacturer, from 1983 to 1987.

         John E. Trewin has been Vice President and Chief Financial Officer since January 1995. He was Vice President and Chief Financial Officer of The O'Brien Corporation, a coatings manufacturer, from 1990 to 1994 and Vice President and Chief Financial Officer of Ampex Corporation, an electronics equipment and magnetic recording media manufacturer, from 1986 to 1989.

         Nick Bacile has been Vice President of Marketing since July 1996. He was Vice President of Marketing and Research and Development for Dynacraft Leadframes at National Semiconductor, Director of Marketing Discrete Division, Director North American Business Center, and Analog Product from 1990 to 1996.

         Robert Filiault has been Vice President of Sales since August 1995. He was Vice President of Sales for Burr-Brown Corporation for North America and Asia Pacific area, a manufacturer of precision linear and mixed signal integrated circuits, from 1991 to 1995, and held several positions with North American Philips/Signetics from 1979 to 1991, including Director of Automotive Business and President of Signetics Japan.

         John Jorgensen has been Vice President of Engineering since November 1995. He held several positions at National Semiconductor Corporation from 1972 to 1995 including Director of Corporate Business Development, Director of DSP Business Unit, and Director of Advanced Networks Division.

         Arieh Schifrin has been Vice President, Operations since February 1995. He was a management consultant for high technology companies from 1991 to 1995. He was Executive Vice President for Catalyst Semiconductor, a semiconductor company, from 1989 to 1991; Executive Vice President of Xicor, Inc., a semiconductor manufacturing company, from 1980 to 1989; and Operations Manager for Data General Corp., a computer company, from 1977 to 1980.

         Scott Hover-Smoot has been Corporate Secretary and General Counsel since July 1994. He was Associate and Senior Associate at Berliner, Cohen, a law firm, from 1986 to 1994.

         Angel G. Jordan has been a Director of the Company since 1986. Dr. Jordan is the Keithley University Professor of Electrical & Computer Engineering at Carnegie-Mellon University since 1997. He was a Professor of Electrical & Computer from 1966 to 1997. He was Provost from 1983 to 1991, Dean from 1979 to 1983. Dr. Jordan is on the board of directors for Magnascreen Corporation, Mirror Systems, and SOCINTEC.

         Wade Meyercord is Chairman of the Board of Directors of the Company and has served on the Board of Directors since 1992. Mr. Meyercord is also President of Meyercord & Associates, a consulting company, since 1987. He is currently a Senior Vice President of Diamond Multimedia Systems, Inc., a multimedia and connectivity products company. He was Chief Executive Officer of Read-Rite Corp., an electronic data storage products company, from 1984 to 1987. Mr. Meyercord is a member of the board of directors of ADFlex Solutions and is a member of their audit committee.

         Stuart Schube has been a Director of the Company since 1986. He has been President of Acorn Ventures, Inc., a venture capital management firm, and General Partner of the Genesis Fund, Ltd., a venture capital investment company, since 1986.

         John L. Sprague has been a Director of the Company since July 1996. Prior to that time he was a Director of the Company from January 1994 until July 1995. He has been President of John L. Sprague Associates, a consulting company, since 1988. He was President and Chief Executive Officer of Sprague Electric Company, an electronics company, from 1981 to 1987. Dr. Sprague is a member of the board of directors for three companies and on various committees: Allmerica Financial (audit committee), SIPEX Corporation (audit and compensation committees), and Aerovox Corporation (audit and nominating committee).

         Donald L. Waite has been a Director of the Company since July 1997. He has been Executive Vice President and Chief Administrative Officer of Seagate Technology, Inc., a manufacturer of disc drives, tape drives and storage management software, since 1995. He joined Seagate in 1983 as Vice President of Finance and Chief Financial Officer and was promoted to Senior Vice President, Finance in 1984. Mr. Waite is on the board of directors of CVC Holdings, Inc., a deposition equipment company.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 31, 1998, by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially 5% or more of the Company's Common Stock; (ii) each of the Company's directors; (iii) the Named Executive Officers (as defined below under
"Executive Compensation"); and (iv) all directors and nominee and executive officers as a group. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them.


                      Beneficial Owner (1)              Shares Beneficially          Percent
                                                             Owned(2)
             Chan Desaigoudar
               490 Santa Rosa Drive                          1,733,850                17.38%
               Los Gatos, CA 9503

             Travelers Group
               Salomon Smith Barney                          1,243,377                12.46%
               388 Greenwich Street
               New York, NY 10013

             Hitachi Metals, Ltd.
               Kishimoto Bldg. 2-1                             985,625                 9.88%
               Marunouchi 2-Chome
               Chiyoda-Ku, Tokyo 100 Japan

             TCW Group, Inc.
               865 South Figueroa Street                       504,900                 5.06%
               Los Angeles, CA 90017

             Jeffrey C. Kalb(3)                                377,768                 3.79%
             John E. Trewin(3)                                  78,741                    *
             Wade Meyercord(3)                                  74,050                    *
             Robert Filiault(3)                                 72,011                    *
             Stuart Schube(3)                                   52,500                    *
             Angel G. Jordan(3)                                 49,327                    *
             John Jorgensen(3)                                  51,562                    *
             Arieh Schifrin(3)                                  44,062                    *
             John Sprague(3)                                    20,000                    *
             Donald Waite(3)                                     5,000                    *
             Directors and Executive Officers
               as a group (12 persons)                         893,771                 8.96%

------------
* Less than 1%.

(1) Based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the Securities and Exchange Commission.

(2) Includes shares subject to options exercisable as if June 15, 1998.

(3) 215 Topaz Street, Milpitas, California 95035.

                                       18

               IV. CORPORATE GOVERNANCE -- OFFICERS AND DIRECTORS

Board Meetings and Committees

         During the fiscal year ended March 31, 1998 ("fiscal 1998"), the Board of Directors of the Company had an Audit Committee, a Compensation Committee, and a Nominating Committee.

         The Audit Committee oversees the Company's accounting and financial reporting policies and internal controls, reviews annual audit reports and management letters and makes recommendations to the Board of Directors regarding appointment of independent auditors. The Audit Committee consisted of Stuart Schube, John Sprague and Donald Waite. That Audit Committee held two meetings during fiscal 1998.

         The Compensation Committee's principal functions are to recommend to the Board the compensation of officers of the Company, to oversee the administration of the Company's stock option plans, and to perform such other duties regarding compensation for employees and consultants as the Board may delegate from time to time. In addition, the Committee reviews and approves recommendations regarding changes in compensation of outside directors. See also "Compensation Committee Report." The present Compensation Committee consists of Angel Jordan, John Sprague and Donald Waite. The Compensation Committee held six meetings during fiscal 1998.

         On April 19, 1996, the Board created a Nominating Committee for the purpose of making recommendations to the Board of Directors regarding director nominees to the Board. The Nominating Committee consists of Wade Meyercord, Stuart Schube, and Jeff Kalb. The Nominating Committee held one meeting during fiscal 1998. The Nominating Committee will consider nominees proposed by the shareholders. Any shareholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee's consideration may do so by giving the candidate's name and qualifications in writing to the Secretary of the Company, 215 Topaz Street, Milpitas, CA 95035. See "General Information - Procedure for Director Nominations by Shareholders."

         During fiscal 1998, the Board of Directors held seven regular meetings. Each director attended at least 80% of the meetings held during fiscal 1998, which occurred on or after the initiation of their term as a director. Each director who served on the Compensation Committee also attended all of the Committee meetings held during fiscal 1998, with the exception of Donald Waite who attended 80% of the meetings, which occurred on or after the initiation of his term as a director. Each director who served on the Audit Committee also attended all of the Committee meetings held during fiscal 1998, which occurred on or after the initiation of his term as a director.

Director Compensation

         Directors are entitled to be paid, in addition to their out-of-pocket expenses, $500 per month plus $1,000 for each Board Meeting, and $250 for each conference call.

Executive Compensation

         The following table presents the reportable compensation for persons who held the position of CEO and the top four executive officers that received compensation above $100,000 during the fiscal year ended March 31, 1998 (the
"Named Executive Officers"):

                           Summary Compensation Table

                                                                                  Long-Term
                                                                                Compensation
                                                                         ----------------------------
                                          Annual Compensation                    Securities               All Other

                                                                            Repriced      Underlying     Compensation
Name and Principal Position           Year    Salary ($)  Bonus ($)        Options(#)    Options (#)        ($)(1)
----------------------------------- --------- -----------------------    --------------- ------------- -----------------

Jeffrey C. Kalb(2)                  1998      $264,000   $40,791               -           70,547          $8,855
President and Chief                 1997      $268,615   $76,973               -           40,000          $3,003
 Executive Officer, Director        1996      $240,000   $72,000               -             None          $5,145

John E. Trewin(3)                   1998      $160,616   $24,621             30,000        15,000          $7,380
Vice President and                  1997      $158,846   $30,300               -           15,000          $3,631
  Chief Financial Officer           1996      $138,346   $39,696               -           15,000          $3,652

Robert Filiault(3)                  1998      $160,616   $24,197            100,000         5,000          $2,072
Vice President, Sales               1997      $158,885   $29,014               -           10,000          $2,171
                                    1996      $116,394   $21,202               -           90,000          $2,471

Nick Bacile(3)                      1998      $159,769   $24,943               -            7,500          $4,226
Vice President, Marketing           1997      $ 98,908   $16,844               -           90,000             -
                                    1996           N/A      N/A               N/A             N/A             N/A

Arieh Schifrin(3)                   1998      $159,231   $24,621             30,000        15,000          $9,543
Vice President, Operations          1997      $154,685   $30,300               -           15,000          $1,773
                                    1996      $138,346   $35,563               -           15,000          $4,283

-------------------------
(1) Company  matching   contributions   to  the  401k  savings  plan,   deferred
    compensation plan, and group term life.

(2) The Company does not have an employment agreement with its Chief Executive Officer or any compensation plan or arrangement with the Chief Executive Officer which results from the resignation, retirement or other termination of employment or from a change in control of the Company other than an agreement that if the Chief Executive Officer is terminated by the Company without cause, he is entitled to severance pay for nine months at the rate of $20,000 per month plus continuation of employee benefits such as medical, dental and disability coverage.

(3) Under the terms of their employment agreements, Messrs. Trewin, Filiault, Bacile, and Schifrin in case of termination without cause, relocation of work location of more than 50 miles, material reduction in job duties, or an involuntary reduction in compensation, are eligible to receive six months severance pay and continuation of employee benefits.

Stock Option Tables

         The following table shows for each of the Named Executive Officers certain information with respect to stock options granted during the last fiscal period, excluding any repricing of options.

                        Option Grants In Last Fiscal Year
                      (Twelve Months Ended March 31, 1998)
                                                                                                    Potential Realizable
                                                                                                   Value at Assumed Annual
                                                                                                    Rates of Stock Price
                                        Individual Grants                                          Appreciation for Option
                                                                                                           Term(1)
    ------------------------------------------------------------------------------------------    --------------------------

                                     Number of       Percent of
                                     Securities    Total Options
                                     Underlying      Granted to    Exercise or
                       Repriced       Options       Employees in    Base Price   Expiration
        Name           Options      Granted (#)     Fiscal Year     ($/Share)       Date       5% ($)      10% ($)
  ------------------ ------------- --------------- --------------- ------------- ----------- ----------- -------------
  Jeffrey Kalb            -            70,547          16.4%         $7.2700       7/17/07    $322,573     $817,464
  John E. Trewin        30,000         15,000           3.5%         $7.0000       7/17/07    $ 66,034     $167,343
  Arieh Schifrin        30,000         15,000           3.5%         $7.0000       1/22/08    $ 66,034     $167,343
  Nick Bacile             -            7,500            1.7%         $5.0313       1/22/08    $ 23,731     $ 60,139
  Robert Filiault      100,000         5,000            1.2%         $5.0313       1/22/08    $ 15,821     $ 40,093

-----------------
(1) Potential realizable value is disclosed in response to SEC rules that require such disclosure for illustration only. The values disclosed are not intended to be, and should not be, interpreted by shareholders as representations or projections of the future value of the Company's stock or of the stock price.

         The above options are exercisable over a four-year period, with 25% exercisable one year after date of grant and the balance exercisable in quarterly installments thereafter.

         The  following  table  sets  forth  as to each of the  Named  Executive
Officers, certain information with respect to stock options exercised during the last fiscal year (twelve months ended March 31, 1998) and unexercised options held as of March 31, 1998 including options that were repriced.

                Aggregated Options Exercises In Last Fiscal Year
                            and FY-End Options Values

                                                        Number of Shares Underlying           Value of Unexercised
                           Shares          Value          Unexercised Options at            In-The-Money Options at
                         Acquired on     Realized               FY-End (#)                        FY-End ($)(1)
         Name           Exercise (#)        ($)          Exercisable Unexercisable         Exercisable Unexercisable
----------------------- -------------- -------------- --------------------------------   -------------------------------

Jeffrey C. Kalb            10,000      $  21,950         299,151        169,396             $550,185      $213,250
John E. Trewin                0             0             71,250         48,750             $121,594      $ 43,031
Arieh Schifrin                0             0             47,813         48,750             $ 71,614      $ 43,031
Nick Bacile                   0             0             33,750         63,750             $  6,328      $ 18,281
Robert Filiault               0             0             59,375         45,625             $  3,711      $  7,695

-------------------
(1) In the money options values are based on the closing market price of March 31, 1998.

                                       21

         On January 22, 1998, the Board of Directors ratified the decision of the Compensation Committee to reprice all current employee stock options (except for those granted to Jeffrey C. Kalb) with an exercise price in excess of $6.00. The repricing was to be the higher of $6.00 or the closing market price of the Company's stock on the effective date of the repricing, February 13, 1998. The closing price on February 13 was $5.3125; therefore the applicable options were repriced at $6.00. Pursuant to the terms of the repriced options, the repriced options may not be exercised in whole or in part until February 13, 1999, that is, one year after the effective date. The Board's action was in response to a decline in the market price of the Company's stock during the preceding months which had effectively eliminated the incentive value of options with significantly higher exercise prices. A total of 692,150 options were repriced. The repricing did not apply to options held by directors or other non-employee option holders.

         The following table presents information on the repricing of stock options of any executive officer employed by the Company in the last ten fiscal years.

                                   NUMBER OF                                                          LENGTH OF ORIGINAL
                                   SECURITIES      MARKET PRICE OF    EXERCISE PRICE                      OPTION TERM
                                   UNDERLYING     STOCK AT TIME OF    AT THE TIME OF                 REMAINING AT DATE OF
                                    OPTIONS         REPRICING OR       REPRICING OR        NEW           REPRICING OR
                                  REPRICED OR         AMENDMENT         AMENDMENT        EXERCISE          AMENDMENT
       NAME            DATE         AMENDED                                               PRICE
------------------- ----------- ----------------- ------------------ ----------------- ------------- ----------------------
Chan Desaigoudar     5/01/89         70,000            $2.000             $3.750          $2.000      1  years   29  days
Steven Henke         5/01/89         17,000            $2.000             $3.750          $2.000      1  years   29  Days
Zia Malik            5/01/89         20,000            $2.000             $3.750          $2.000      8  years   50  days
Robert Filiault      2/13/98         90,000            $5.0313            $8.875          $6.000      9  years  175  days
                     2/13/98         10,000            $5.0313            $7.500          $6.000      8  years  247  days
Scott Hover-Smoot    2/13/98         25,000            $5.0313            $7.000          $6.000      9  years  175  days
John Jorgensen       2/13/98         75,000            $5.0313            $8.875          $6.000      7  years  253  Days
Arieh Schifrin       2/13/98         15,000            $5.0313            $8.875          $6.000      8  years  247  days
                     2/13/98         15,000            $5.0313            $7.000          $6.000      7  years  158  days
John Trewin          2/13/98         15,000            $5.0313            $8.875          $6.000      8  years  247  days
                     2/13/98         15,000            $5.0313            $7.000          $6.000      7  years  158  days

Board Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors appointed by the Board of Directors. The Committee is responsible, on behalf of the Board, for reviewing and approving compensation programs, policies, and plans designed to motivate personnel to achieve Company objectives. One of the key responsibilities of the Committee is to set the compensation annually of the Chief Executive Officer (the "CEO"), upon his evaluation by the Board of Directors. Other responsibilities include: review and approve recommendations from the CEO for the compensation of officers, other senior managers, and key employees; review and approve recommendations regarding stock option grants for specific employees as provided under existing Company plans; review and approve the concept and design of management incentive plans and programs for Company officers, other senior managers, and key employees. An additional responsibility of the Committee is to review and approve recommendations regarding changes in compensation of outside directors.

         Compensation Philosophy. The Company believes that the management team it has assembled is well suited to increasing shareholder value and contributing to the long-term success of the Company, and the Committee intends to pursue a compensation philosophy consistent with achieving those goals. In structuring the Company's compensation programs, the Committee's goals are to align compensation with the Company's business objectives and performance and to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. Consistent with these goals, the Company's compensation programs include a mix of salary, bonus and stock options. In particular, stock options are used to link executive incentives and the creation of shareholder value.

         Base Salary. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Consistent with the Company's current size, the Committee believes current executive salaries are comparable to the average salaries offered by competitive companies.

         Bonus. The Company's bonus plan provides for bonuses to be awarded to key employees based on specific goals achieved by the Company and the level of contribution to achievement of the goals by the key employees. The bonus plan is designed such that bonuses when combined with salaries create total compensation which is comparable to the average compensation of companies against which the Company competes in hiring and retaining key employees. Bonus awards depend on the extent to which Company and individual performance objectives are achieved. The Company's performance objectives include operating, strategic and financial goals considered critical to the Company's short and long term goals.

         Options. The purpose of the Company's stock option plans is to attract and retain talented key employees and to align their personal financial interests with those of the Company's shareholders. Options are generally granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over a four-year period. This approach is designed to focus key employees on sustainable growth of the Company and the creation of shareholder value over the long term. Stock options are a major component of the compensation package of executive management. Eligible employees are generally granted options upon commencement of employment and are considered for additional options periodically thereafter. In recommending stock options the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted.

         On January 22, 1998, the Board of Directors ratified the decision of the Compensation Committee to reprice all current employee stock options (except for those granted to Jeffrey C. Kalb) with an exercise price in excess of $6.00. The repricing was to be the higher of $6.00 or the closing market price of the Company's stock on the effective date of the repricing, February 13, 1998. The closing price on February 13 was $5.3125; therefore the applicable options were repriced at $6.00. Pursuant to the terms of the repriced options, the repriced options may not be exercised in whole or in part until February 13, 1999, that is, one year after the effective date. The Board's action was in response to a decline in the market price of the Company's stock during the preceding months which had effectively eliminated the incentive value of options with significantly higher exercise prices. A total of 692,150 options were repriced. The repricing did not apply to options held by directors or other non-employee option holders.

         Section 162(m) of the Code imposes a limitations on the deductibility for federal income tax purposes of compensation over $1 million paid to certain Named Executive Officers in a taxable year. Compensation above $1 million is not subject to the limitation if it is "performance-based compensation" within the meaning of the Code. The Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any fiscal Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

         CEO Compensation. The Committee uses the same procedures described above in setting the annual salary, bonus, and making recommendations regarding stock option awards for the CEO. The CEO's salary is determined based on comparisons with competitive companies as described above. The Committee believes that the CEO's salary and bonus plan is comparable to the salaries offered to CEOs of competitive companies. In recommending stock options, the Committee considers the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted.

         Conclusion.  As a  significant  portion of the  Company's  compensation
program  is  linked  to  Company   performance,   the  Committee  believes  that
compensation is closely tied to increases in long-term shareholder value.

                      Members of the Compensation Committee

                                Dr. Angel Jordan
                                Dr. John Sprague
                                Donald Waite

         The foregoing reports of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee of the Company's Board of Directors was at any time during the year ended March 31, 1998, or at any other time an officer or employee of the Company. Currently, no executive officer of the Company serves as a member of compensation committee.

                      V. FIVE-YEAR STOCK PERFORMANCE GRAPH

         The following graph compares the five-year cumulative total return on California Micro Devices Common Stock, the Standard & Poor's 500 Index ("S&P"), and the S&P Electronics (Semiconductors) Index (excluding the Company).

         The graph  assumes $100 was invested on March 31, 1993,  in  California
Micro Devices Common Stock and $100 was invested at that same time in each of the S&P indexes. The comparison assumes that all dividends are reinvested.
(California Micro Devices has not paid dividends.)

         [The  following  descriptive  data is supplied in accordance  with Rule
304(d) of Regulation S-T]

                                      3/31/93 3/31/94 3/31/95 3/31/96 3/31/97 3/31/98
S&P 500 Stock Index                     100     101     117     155     186     275
S&P Electronics (Semiconductors) Index  100     134     161     177     323     353
California Micro Devices Common Stock   100     256      61     135     104      85

         Pursuant to Securities and Exchange Commission regulations, this chart is not "soliciting material", is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.


Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent shareholders were complied with, with the exception of Chan Desaigoudar.

                               VI. OTHER BUSINESS

         The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.



                  VII. SHAREHOLDER PROPOSALS TO BE PRESENTED AT
                               NEXT ANNUAL MEETING

         Proposals of shareholders intended to be presented by such shareholders at next year's Annual Meeting must be received by the Company at its principal office no later than March 20, 1999, and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting.

                                    FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for the period ended March 31, 1998, is being mailed with this proxy statement to shareholders entitled to notice of the meeting. If exhibit copies are requested, a copying charge of $0.20 per page will be made. Requests should be sent to Investor Relations, California Micro Devices Corporation, 215 Topaz Street, Milpitas, California 95035-5430.

                                       By Order of the Board of Directors



                                       /s/ Scott Hover-Smoot
                                       -----------------------------------
                                       Scott Hover-Smoot, Secretary

                                       Milpitas, California